Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated LGI Homes, Inc. 2013 Equity Incentive Plan of our report dated March 7, 2017, with respect to the consolidated financial statements of LGI Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
May 9, 2017